EXHIBIT 10.2

AMENDMENT NUMBER TWO TO

ENGAGEMENT LETTER

THIS AMENDMENT NUMBER TWO TO ENGAGEMENT LETTER (this “Amendment”) is made and entered into as of March 6, 2012 by and between Cano Petroleum, Inc., a Delaware corporation (the “Company”), and Blackhill Partners LLC (“Blackhill”).  The Company and Blackhill are referred to in this Amendment as the “Parties.”

RECITALS

A.            The Parties previously entered into that certain Engagement Letter dated February 10, 2011 between the Company and Blackhill, as amended by Amendment Number One dated February 8, 2012 (the “Original Agreement”).

B.            The Parties desire to modify the Original Agreement to provide for a cash bonus payment, as provided in this Amendment.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing premises and the provisions hereof and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Retainer.

(a)           Paragraph 2(i.) of the Original Agreement is amended and restated in its entirety as follows:

(i.)           A retainer in the amount of $45,000 (the “Retainer”), which has been delivered to Blackhill prior to the execution of this Agreement.  The parties acknowledge and agree that the Retainer will be used to cover out-of-pocket expenses of Blackhill and will be applied to the final invoice of Blackhill and any other invoices of Blackhill that shall remain unpaid at the conclusion of the engagement hereunder. Any unused portion of the Retainer shall be refunded upon the completion of the engagement hereunder.

(b)           Paragraph 2(iv.) of the Original Agreement is amended and restated in its entirety as follows:

(iv.)         For each month of the engagement hereunder, Blackhill shall provide to Cano a monthly invoice that shall include the total out-of-pocket expenses of Blackhill.  Each Blackhill invoice shall be due and payable in full by wire transfer within five (5) days of its submission by Blackhill to Cano.  Amounts due in excess of the Retainer amount will be paid within five (5) days as described above.

2.             Cash Bonus Payment.  Paragraph 2(iii.) of the Original Agreement is amended and restated in its entirety as follows:

(iii.)         $250,000 upon the first to occur of (A) termination of this Agreement by Cano for any reason other than gross negligence or willful misconduct, as described in paragraph 4 below, and (B) the effective date of a confirmed plan of reorganization involving Cano and its subsidiaries filed with the United States bankruptcy court.

3.             Choice of Law.  This Amendment has been executed and delivered in and shall be interpreted, construed and enforced pursuant to and in accordance with the laws of the State of Texas, without giving effect to the conflicts of law principles thereof.

4.             Headings.  The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

5.             Execution and Delivery.  This Amendment may be executed in several counterparts, all of which will together constitute a single agreement among the Parties.  Delivery by electronic transmission of an executed counterpart of the signature page to this Amendment shall be as effective as delivery of a manually executed counterpart of this Amendment.

6.             No Other Amendments.  Except as modified by this Amendment, all provisions of the Original Agreement shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first set forth above.

THE COMPANY:

CANO PETROLEUM, INC.

By:	/s/ John H. Homier
John H. Homier,
Chief Financial Officer

BLACKHILL:

BLACKHILL PARTNERS LLC

By:	/s/ James R. Latimer, III
James R. Latimer, III,
Managing Director

AMENDMENT NUMBER TWO TO ENGAGEMENT LETTER

SIGNATURE PAGE